Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. REPORTS EARNINGS

Scranton, PA, February 12, 2014 – Peoples Financial Services Corp. (“Peoples”) (OTCQB: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and twelve-month periods ended December 31, 2013. Peoples, which completed a merger with Penseco Financial Services Corporation (“Penseco”) on November 30, 2013, reported net income of $5.1 million, or $1.07 per basic and diluted weighted average share, compared to $10.6 million, or $2.37 per share, reported by Penseco for the twelve months ended December 31, 2012. Peoples reported a net loss of $2.8 million, $0.50 per share, for the three months ended December 31, 2013, compared to net income of $2.7 million, or $0.61 per share, reported by Penseco for the three months ended December 31, 2012.

The merger with Penseco had a significant impact on the results of operations. The merger of equals between Peoples and Penseco is accounted for as a reverse acquisition of Peoples by Penseco. As a result of the reverse merger, Peoples is the legal acquirer and Penseco is the accounting acquirer. In a reverse merger the historical financial statements are those of the accounting acquirer. Accordingly, the results for the year ended December 31, 2013, include the operating results of Penseco for the entire year and the operating results of Peoples since November 30, 2013. All prior period information represents the results of Penseco and, consequently, comparisons may not be particularly meaningful. The results for the twelve-month period ended December 31, 2013 also include pre-tax merger expenses of approximately $5.1 million.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the twelve months ended December 31, 2013, increased $0.9 million, or 2.6%, to $35.4 million from $34.5 million in 2012. A $0.3 million decrease in tax-equivalent total interest income was more than offset by a decrease in total interest expense of $1.2 million. Growth in average interest-earning assets of $56.7 million, offset partially by a 32 basis point decrease in the tax-equivalent yield on interest-earning assets, were the primary factors contributing to the increase in tax-equivalent net interest income. Specifically, the tax-equivalent yield on the loan portfolio decreased 37 basis points to 4.88% in 2013 from 5.25% in 2012 as the low interest rate environment caused loan repayments to be redeployed into loans originated at reduced rates. In addition, average loans increased $53.7 million or 8.4% comparing 2013 and 2012. The tax-equivalent yield on total investments was also impacted by the low interest rate environment decreasing 24 basis points to 3.17% in 2013 from 3.41% in 2012 as cash flows were reinvested into lower yielding bonds. Average total investments decreased $2.1 million or 1.1% in 2013 compared to 2012. Partially offsetting the decrease in yield and aiding the positive effects of the increase in interest-earning assets was a decrease of 22 basis points in the cost of funds, which was the primary factor leading to the decreased interest expense. The tax-equivalent net interest margin for the twelve months ended December 31, 2013 decreased 15 basis points to 3.90% from 4.05% in 2012. The net interest margin for the fourth quarter of 2013 decreased to 3.82%, compared to 3.88% for the prior quarter, and 3.97% for the corresponding quarter of 2012. Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 34.0%.

The provision for loan losses totaled $2.4 million in 2013, compared to $924.0 thousand in 2012. The provision for loan losses was $1.0 million for the fourth quarter of 2013 compared to $147.0 thousand for the corresponding period of 2012. The increase in the loan loss provision in the fourth quarter of 2013 was primarily due to the downgrade and placement of two large loans on nonaccrual status totaling approximately $7.0 million.

Noninterest income totaled $11.8 million in 2013, an increase of $321.0 thousand or 2.8% from $11.4 million in 2012. Increases in service charges, fees and commission and income from fiduciary and wealth management services more than offset decreases in revenues from merchant services and mortgage banking activities. The inclusion of Peoples noninterest income from the date of the merger also impacted 2013 results. For the fourth quarter of 2013, noninterest income increased $41.0 thousand to $2.9 million compared to the fourth quarter of 2012.

Noninterest expense for the twelve months ended December 31, 2013, increased $8.1 million or 27.8% to $37.2 million, from $29.1 million in 2012. The recognition of merger related expense of $5.1 million along with a net loss of $1.4 million to extinguish a post retirement life insurance liability were the primary contributors to the increase in noninterest expense in 2013. Also contributing to the increase was the inclusion of the Peoples operations from the date of the merger. For the fourth quarter, noninterest expense totaled $15.8 million in 2013, an increase of $8.7 million from $7.2 million in 2012 due to the aforementioned expenses.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $1.7 billion, $1.2 billion and $1.4 billion, respectively, at December 31, 2013. Although loans, net and deposits increased 6.7% and 2.7%, respectively, considering only historical Penseco information, the majority of the total 2013 increases over the 2012 year-end balances were the result of the merger. In accordance with the acquisition accounting for the merger, the historical assets and liabilities of Peoples have been recorded at their respective estimated fair values on the date of the merger. The estimated fair values are subject to change for up to one year after the date of the merger if information unknown relative to closing date fair values becomes available.

Total investments were $317.0 million at December 31, 2013, including $299.7 million securities classified as available-for sale and $17.3 million classified as held-to-maturity. Total deposits consisted of $298.9 million in noninterest-bearing and $1.1 billion in interest-bearing deposits at December 31, 2013.

Stockholders’ equity equaled $238.5 million or $31.58 per share at December 31, 2013, and $132.5 million or $29.65 per share at December 31, 2012. Dividends declared for the 2013 amounted to $1.23 per share, as adjusted for the merger exchange ratio of 1.3636.

Nonperforming assets equaled $16.8 million or 1.42% of loans, net and foreclosed assets at December 31, 2013. The allowance for loan losses equaled $8.7 million or 0.74% of loans, net, at December 31, 2013, compared to $7.0 million or 1.11% at year-end 2012. The decrease in the ratio of the allowance for loan losses as a percentage of loans, net, is primarily a function of acquisition accounting, whereby the historical loan portfolio of Peoples was recorded at its estimated fair value, including a $14.1 million discount to reflect credit risk, and the Peoples historical allowance for loan losses was eliminated. Loans charged-off, net of recoveries, for the twelve months ended December 31, 2013, equaled $660.0 thousand or 0.01% of average loans, compared to $685.0 thousand or 0.11% of average loans in 2012.

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Lackawanna, Luzerne, Monroe, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.

/Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or m.luciani@pennsecurity.com

Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, such as Peoples recent merger with Penseco Financial Services Corporation, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except per share data)

	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013	Dec 31 2012

Key performance data:
Per share data:
Net income (loss)	$(0.50)	$0.56	$0.64	$0.56	$0.61
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Book value	$31.58	$29.91	$29.75	$29.82	$29.65
Tangible book value (1)	$22.24	$23.87	$23.68	$23.74	$23.55
Market value:
High	$39.50	$33.37	$30.43	$27.87	$27.87
Low	$31.53	$29.70	$27.21	$27.13	$26.97
Closing	$38.00	$33.00	$30.43	$27.54	$27.13
Market capitalization	$287,012	$147,828	$135,939	$123,028	$121,197
Common shares outstanding	7,552,944	4,479,624	4,467,261	4,467,261	4,467,261

Selected ratios:

Return on average stockholders’ equity	-6.55%	7.39%	8.53%	7.67%	8.07%

Return on average assets	-0.93%	1.08%	1.23%	1.12%	1.16%

Stockholders’ equity to total assets	14.13%	14.60%	14.45%	14.33%	14.43%

Efficiency ratio	124.88%	68.40%	63.29%	66.69%	66.46%

Nonperforming assets to loans, net, and foreclosed assets	1.42%	0.52%	0.66%	0.72%	0.54%

Net charge-offs to average loans, net	0.12%	0.13%	0.04%	0.09%	0.10%

Allowance for loan losses to loans, net	0.74%	1.20%	1.18%	1.12%	1.11%

Earning assets yield (FTE)	4.27%	4.33%	4.35%	4.55%	4.54%

Cost of funds	0.60%	0.61%	0.60%	0.67%	0.76%

Net interest spread (FTE)	3.67%	3.72%	3.75%	3.88%	3.78%

Net interest margin (FTE)	3.82%	3.88%	3.90%	4.05%	3.97%

(1)	Refer to the reconciliation of Non-GAAP financial measures.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Twelve Months Ended	Dec 31 2013	Dec 31 2012

Interest income:
Interest and fees on loans:
Taxable	$31,102	$30,852
Tax-exempt	1,674	1,687
Interest and dividends on investment securities available-for-sale:
Taxable	1,793	2,282
Tax-exempt	2,625	2,660
Dividends	88	63
Interest on interest-bearing balances in other banks	86	47
Interest on federal funds sold	2
Total interest income	37,370	37,591

Interest expense:
Interest on deposits	2,876	3,424
Interest on short-term borrowings	34	38
Interest on long-term debt	1,259	1,900
Total interest expense	4,169	5,362
Net interest income	33,201	32,229
Provision for loan losses	2,361	924
Net interest income after provision for loan losses	30,840	31,305

Noninterest income:
Service charges, fees, commissions	5,199	4,293
Merchant services income	3,936	4,290
Commissions and fees on fiduciary activities	1,735	1,481
Wealth management income	505	264
Mortgage banking income	224	796
Net gains on sale of investment securities available-for-sale	163	317
Total noninterest income	11,762	11,441

Noninterest expense:
Salaries and employee benefits expense	16,378	14,121
Net occupancy and equipment expense	3,929	2,946
Merchant services expense	2,490	2,742
Amortization of intangible assets	326	267
Acquisition related expenses	5,057
Other expenses	9,000	9,023
Total noninterest expense	37,180	29,099
Income before income taxes	5,422	13,647
Income tax expense	353	3,058
Net income	$5,069	$10,589

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$(3,883)	$1,223
Reclassification adjustment for gains included in net income	(163)	(317)
Change in pension liability	4,027	(924)
Income tax benefit related to other comprehensive loss	(6)	(6)
Other comprehensive loss, net of income taxes	(13)	(12)
Comprehensive income	$5,056	$10,577

Per share data:
Net income	$1.07	$2.37
Cash dividends declared	$1.23	$1.23
Average common shares outstanding	4,733,059	4,467,261

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013	Dec 31 2012

Interest income:
Interest and fees on loans:
Taxable	$9,283	$7,213	$7,229	$7,377	$7,621
Tax-exempt	464	396	404	410	393
Interest and dividends on investment securities available-for-sale:
Taxable	554	386	414	439	484
Tax-exempt	698	658	646	623	633
Dividends	31	22	16	19	20
Interest on interest-bearing balances with banks	18	18	28	22	20
Interest on federal funds sold	2
Total interest income	11,050	8,693	8,737	8,890	9,171

Interest expense:
Interest on deposits	908	647	650	671	767
Interest on short-term borrowings	17	6	6	5	11
Interest on long-term debt	298	299	305	357	434
Total interest expense	1,223	952	961	1,033	1,212
Net interest income	9,827	7,741	7,776	7,857	7,959
Provision for loan losses	1,036	525	500	300	147
Net interest income after provision for loan losses	8,791	7,216	7,276	7,557	7,812

Noninterest income:
Service charges, fees, commissions	1,315	1,157	1,612	1,115	1,086
Merchant services income	813	1,174	918	1,031	835
Commissions and fees on fiduciary activities	454	487	403	391	369
Wealth management income	185	130	100	90	63
Mortgage banking income	80	46		98	260
Net gains on sale of investment securities available-for-sale	5	33	24	101	198
Total noninterest income	2,852	3,027	3,057	2,826	2,811

Noninterest expense:
Salaries and employee benefits expense	5,963	3,340	3,492	3,583	3,504
Net occupancy and equipment expense	1,742	685	701	801	716
Merchant services expense	543	740	582	625	549
Amortization of intangible assets	151	55	56	64	64
Acquisition related expenses	4,832	220	5
Other expenses	2,603	2,325	2,020	2,052	2,325
Total noninterest expense	15,834	7,365	6,856	7,125	7,158
Income (loss) before income taxes	(4,191)	2,878	3,477	3,258	3,465
Income tax expense (benefit)	(1,409)	392	633	737	757
Net income (loss)	$(2,782)	$2,486	$2,844	$2,521	$2,708

Other comprehensive income (loss):
Unrealized losses on investment securities available-for-sale	$(643)	$(20)	$(2,744)	$(476)	$(408)
Reclassification adjustment for gains included in net income	(5)	(33)	(24)	(101)	(198)
Change in pension liability	4,027				(924)
Income tax expense (benefit) related to other comprehensive income	1,149	(18)	(941)	(196)	(520)
Other comprehensive income (loss), net of income taxes	2,230	(35)	(1,827)	(381)	(1,010)
Comprehensive income (loss)	$(552)	$2,451	$1,017	$2,140	$1,698

Per share data:
Net income (loss)	$(0.50)	$0.56	$0.64	$0.56	$0.61
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Average common shares outstanding	5,515,199	4,473,846	4,467,261	4,467,261	4,467,261

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013	Dec 31 2012

Net interest income:
Interest income
Loans, net:
Taxable	$9,283	$7,213	$7,229	$7,377	$7,621
Tax-exempt	703	600	612	621	595
Total loans, net	9,986	7,813	7,841	7,998	8,216
Investments:
Taxable	585	408	430	458	504
Tax-exempt	1,058	997	979	944	959
Total investments	1,643	1,405	1,409	1,402	1,463
Interest-bearing balances in other banks	18	18	28	22	20
Federal funds sold	2
Total interest income	11,649	9,236	9,278	9,422	9,699
Interest expense:
Deposits	908	647	650	671	767
Short-term borrowings	17	6	6	5	11
Long-term debt	298	299	305	357	434
Total interest expense	1,223	952	961	1,033	1,212
Net interest income	$10,426	$8,284	$8,317	$8,389	$8,487

Loans, net:
Taxable	4.63%	4.60%	4.75%	4.99%	5.02%
Tax-exempt	7.28%	8.11%	7.91%	8.18%	7.95%
Total loans, net	4.75%	4.76%	4.91%	5.14%	5.16%
Investments:
Taxable	1.59%	1.51%	1.55%	1.61%	1.60%
Tax-exempt	5.58%	6.34%	6.30%	6.36%	6.32%
Total investments	2.95%	3.28%	3.26%	3.24%	3.13%
Interest-bearing balances with banks	0.29%	0.28%	0.27%	0.26%	0.26%
Federal funds sold	0.22%
Total earning assets	4.27%	4.33%	4.35%	4.55%	4.54%
Interest expense:
Deposits	0.48%	0.44%	0.44%	0.47%	0.53%
Short-term borrowings	0.42%	0.26%	0.28%	0.29%	0.34%
Long-term debt	3.34%	3.36%	3.40%	3.46%	3.60%
Total interest-bearing liabilities	0.60%	0.61%	0.60%	0.67%	0.76%
Net interest spread	3.67%	3.72%	3.75%	3.88%	3.78%
Net interest margin	3.82%	3.88%	3.90%	4.05%	3.97%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

At period end	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013	Dec 31 2012

Assets:
Cash and due from banks	$30,004	$14,306	$14,199	$10,321	$15,581
Interest-bearing balances with banks	11,846	14,016	22,561	42,945	32,263
Federal funds sold	9,460
Investment securities:
Available-for-sale	299,715	148,921	152,511	157,047	161,391
Held-to-maturity	17,295	18,079	19,707	15,201	15,902
Total investments	317,010	167,000	172,218	172,248	177,293
Loans held for sale	1,757
Loans, net	1,176,617	655,946	642,353	636,283	623,530
Less: allowance for loan losses	8,651	7,871	7,552	7,110	6,950
Net loans	1,167,966	648,075	634,801	629,173	616,580
Premises and equipment, net	25,882	14,823	14,960	14,984	15,137
Accrued interest receivable	5,866	2,641	3,004	2,844	2,862
Goodwill	63,746	26,398	26,398	26,398	26,398
Other intangible assets, net	6,835	663	719	774	838
Other assets	47,988	29,575	30,809	30,101	31,090
Total assets	$1,688,360	$917,497	$919,669	$929,788	$918,042

Liabilities:
Deposits:
Noninterest-bearing	$298,920	$153,552	$146,583	$144,128	$151,121
Interest-bearing	1,080,587	574,748	586,551	597,209	570,827
Total deposits	1,379,507	728,300	733,134	741,337	721,948
Short-term borrowings	22,052	10,144	8,188	8,011	8,019
Long-term debt	36,743	34,971	35,633	36,287	45,397
Accrued interest payable	723	502	466	544	716
Other liabilities	10,800	9,607	9,363	10,384	9,516
Total liabilities	1,449,825	783,524	786,784	796,563	785,596

Stockholders’ equity:
Common stock	15,614	33	33	33	33
Capital surplus	146,109	48,956	48,938	48,920	48,905
Retained earnings	83,356	87,517	86,412	84,943	83,798
Accumulated other comprehensive loss	(303)	(2,533)	(2,498)	(671)	(290)
Less: Treasury stock, at cost	6,241
Total stockholders’ equity	238,535	133,973	132,885	133,225	132,446
Total liabilities and stockholders’ equity	$1,688,360	$917,497	$919,669	$929,788	$918,042

Reconciliation of Non-GAAP financial measures:
Total stockholders’ equity	238,535	133,973	132,885	133,225	132,446
Less: Goodwill	63,746	26,398	26,398	26,398	26,398
Less: Other intangible assets, net	6,835	663	719	774	838
Total tangible stockholders’ equity	167,954	106,912	105,768	106,053	105,210

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

Average quarterly balances	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013	Dec 31 2012

Assets:
Loans, net:
Taxable	$795,142	$621,461	$610,100	$600,032	$602,514
Tax-exempt	38,318	29,347	31,052	30,790	29,698
Total loans, net	833,460	650,808	641,152	630,822	632,212
Investments:
Taxable	145,577	107,486	110,973	115,130	125,331
Tax-exempt	75,220	62,422	62,304	60,216	60,221
Total investments	220,797	169,908	173,277	175,346	185,552
Interest-bearing balances with banks	24,986	25,629	41,604	34,414	30,551
Federal funds sold	3,579
Total earning assets	1,082,822	846,345	856,033	840,582	848,315
Other assets	101,813	72,529	76,839	77,371	81,112
Total assets	$1,184,635	$918,874	$932,872	$917,953	$929,427

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$756,868	$579,189	$594,471	$576,464	$575,110
Noninterest-bearing	193,586	150,486	145,757	144,993	145,000
Total deposits	950,454	729,675	740,228	721,457	720,110
Short-term borrowings	16,059	9,091	8,490	6,943	12,979
Long-term debt	35,450	35,331	35,985	41,835	47,770
Other liabilities	13,574	10,960	14,061	14,020	15,381
Total liabilities	1,015,537	785,057	798,764	784,255	796,240
Stockholders’ equity	169,098	133,817	134,108	133,698	133,187
Total liabilities and stockholders’ equity	$1,184,635	$918,874	$932,872	$917,953	$929,427

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

At quarter end	Dec 31 2013	Sept 30 2013	June 30 2013	March 31 2013	Dec 31 2012

Nonperforming assets:
Nonaccrual/restructured loans	$14,653	$2,688	$2,593	$2,943	$2,280
Accruing loans past due 90 days or more	1,455	636	702	939	457
Foreclosed assets	648	94	949	713	656
Total nonperforming assets	$16,756	$3,418	$4,244	$4,595	$3,393

Three months ended

Allowance for loan losses:
Beginning balance	$7,871	$7,552	$7,110	$6,950	$6,966
Charge-offs	301	216	102	222	231
Recoveries	45	10	44	82	68
Provision for loan losses	1,036	525	500	300	147
Ending balance	$8,651	$7,871	$7,552	$7,110	$6,950